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                                                          Exhibit 10.14

                                  AMENDMENT TO
                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        This AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amendment"), dated as of November 26, 2003, amends that certain Second Amended and Restated Employment Agreement, made effective as of August 6, 2002, by and between PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation (the "Company") (f/k/a PMR Corporation), and JOEY JACOBS (the "Executive").

        WHEREAS, the Company and the Executive are parties to that certain Second Amended and Restated Employment Agreement, made effective as of August 6, 2002 (the "Agreement"); and

        WHEREAS, the Company and the Executive now desire to amend certain terms of the Agreement and to ratify and confirm all other terms contained in the Agreement.

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained in this Amendment, the parties hereby agree as follows:

         1.      Amendments.

                 (a) Exhibit "A" to Section IV B. is hereby deleted in its entirety and replaced with the following:

        "Commencing with fiscal year 2004, Executive shall receive a cash bonus based upon the achievement of target/business plan financial objectives approved by the Board of Directors at the beginning of each fiscal year. If the Company fails to achieve the target/business plan objectives for a fiscal year, Executive shall not receive a cash bonus. Executive shall receive a cash bonus equal to 60% of his Base Salary for such fiscal year if the Company meets, but does not exceed, its target/business plan objectives. If the Company exceeds its target/business plan financial objectives, Executive shall receive a cash bonus equal to not less than 60% nor more than 90% of his Base Salary for such fiscal year, the exact percentage to be determined by the Compensation Committee of the Company's Board of Directors; provided that Executive shall receive a cash bonus equal to 90% of his Base Salary if the Company exceeds its target/business plan financial objectives by 150% or more."

                 (b) Section VIII A. shall be amended by inserting the following sentence at the end of such Section: "If the Company notifies Executive of its intent not to extend Executive's Period of Employment pursuant to Section III A. hereof, such notification shall constitute a termination of Executive's employment Without Cause for all purposes under this Agreement, and Executive shall be entitled to receive all payments and benefits provided for in this Agreement upon a termination Without Cause, including, without limitation, the payments and benefits set forth in this Section VIII A."




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                  (c)      The following shall be added as Section VIII F.:

        F. If there is a determination that the payments and other benefits provided for under this Agreement, in combination with any other payments or benefits to or for the benefit of the Executive from the Company or any predecessor or successor organization, will result in the Executive's being subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or if such an excise tax is assessed against the Executive as a result of such payments or other benefits, the Company shall make a Gross Up Payment (as defined below) to or on behalf of the Executive as and when any such determination or assessment, as appropriate, is made, provided the Executive takes such action as the Company reasonably requests under the circumstances to mitigate or challenge such excise tax, and the Company complies with its obligations described below in this Section VIII F.

        A "Gross Up Payment" means a payment to or on behalf of the Executive which shall be sufficient to pay (i) any such excise tax in full, (ii) any federal, state and local income tax and social security and other employment tax on the payment made to pay the Executive's excise tax as well as any additional excise tax on such payment and (iii) any interest or penalties assessed by the Internal Revenue Service on the Executive if such interest or penalties are attributable to the Company's failure to comply with its obligations under this
Section VIII F. or applicable law. Any determination under this Section VIII F. by the Company or the Company's accountants shall be made in accordance with
Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if the Company reasonably requests that the Executive take action to mitigate or challenge any such tax or assessment and the Executive complies with such request, the Company shall provide the Executive with such information and such expert advice and assistance from the Company's accountants, lawyers and other advisors as he may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

        2. Amendment and Ratification. The Agreement is hereby amended in accordance with the foregoing provisions of this Amendment. The Agreement, as amended as provided herein, is hereby ratified and shall remain in full force and effect.

        3. Defined Terms. Capitalized terms used in this Amendment shall have the same meanings as in the Agreement unless otherwise defined herein.



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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          COMPANY:

                                          PSYCHIATRIC SOLUTIONS, INC.


                                          By:  /s/ Christopher Grant, Jr.,
                                               -------------------------------
                                               Christopher Grant, Jr.,
                                               Chairman, Compensation Committee


                                          EXECUTIVE:

                                          /s/ Joey A. Jacobs
                                          ------------------------------------
                                          JOEY A. JACOBS



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